UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2013

WORLD ENERGY SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34289	04-3474959
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Front Street, Worcester, Massachusetts	01608
(Address of principal executive offices)	(Zip Code)

(508) 459-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On April 17, 2013, our Board of Directors appointed Martha Danly, 59, to the position of Chief Operating Officer. Ms. Danly has been with our Company since September 2012, and most recently served as our Chief Product Officer. Before joining our Company, Ms. Danly served as a strategy consultant to companies in a wide range of industries, including cleantech, social media, and energy management. With 30 years of experience in the high-technology industry, Ms. Danly has held leadership positions at a wide range of Silicon Valley startups focused on cloud computing, online trading, cleantech, social media, consumer video, and ad networks. She helped pioneer two successful e-commerce platforms—the first online auction at Onsale and the vertical B2B marketplace at Ventro Corporation. Ms. Danly has a B.A. in linguistics from Macalester College, where she graduated summa cum laude, and a Ph.D. in experimental psychology from Harvard University.

The Compensation Committee has recommended, and the Board has approved, a base salary of $250,000 for Ms. Danly. She will also receive a housing and travel allowance of up to $2,500 per month. In conjunction with her acceptance of our offer of employment, we also agreed to pay Ms. Danly a one-time cash signing bonus of $25,000. In the event she terminates her employment with us prior to her one-year anniversary with our Company, she will be required to repay 100% of the signing bonus.

Ms. Danly will also be eligible for participation in our executive cash incentive bonus plan. The target cash bonus award set for Ms. Danly, as Chief Operating Officer, is 40% of her 2013 base salary, or $100,000, and is based on World Energy’s achievement of its 2013 corporate goals and on Ms. Danly’s achievement of her 2013 individual goals, which will be set at a later date by the Compensation Committee.

There are no arrangements or understandings between Ms. Danly and any other persons pursuant to which she was appointed to serve as our Chief Operating Officer, nor were there any transactions or proposed transactions involving Ms. Danly as a participant as required to be disclosed by Item 404(a) of Regulation S-K.

2012 Annual Cash Incentive Bonus Plan

On April 17, 2013, our Compensation Committee recommended, and the Board approved, bonus payments for 2012 to our Chief Executive Officer, Philip V. Adams, and our Chief Financial Officer, James Parslow. As executive officers of our Company, Mr. Adams and Mr. Parslow are participants in our cash incentive bonus plan.

The 2012 bonus target set for Mr. Adams was $179,166. The 2012 bonus target set for Mr. Parslow was $90,000. Bonus payments can range from 0% to over 200% of their targets. The 2012 bonus payments were structured such that one-third of each bonus payment was tied to each of the following three executive bonus targets: attainment of revenue goal; attainment of adjusted EBITDA goal; and achievement of certain strategic initiatives. After a review of World Energy’s achievement of its 2012 corporate goals and Mr. Adams’ and Mr. Parslow’s achievement of their 2012 individual goals, the Compensation Committee calculated the 2012 bonus payment to Mr. Adams to be $226,944 and Mr. Parslow’s to be $114,000.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions. These statements are based on current expectations, estimates and projections about our business based on current expectations, estimates, and projections about our business based, in part, on assumptions made by our management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Energy Solutions, Inc.
(Registrant)

Date	April 23, 2013

/s/ James Parslow
(Signature)

Name: James Parslow
Title: Chief Financial Officer